EXHIBIT 3(k)
                         CONTRACTUAL LIABILITY POLICY

                              DECLARATION

                                   Policy No: 05CGL9416243-00

NAMED INSURED: WCPS of Florida, Inc.

ADDRESS:       c/o 150 Westpark Way
               Euless, TX  76040

POLICY PERIOD: From 06-01-92 continuous until cancelled

COUNTERSINGED AT:   Boca Raton, Florida
              BY:   __________________

DATE: October 15, 1992


                         SERVICE WARRANTY ENDORSEMENT

(1) CANCELLATION, TERMINATION, OR NONRENEWAL: You may cancel or terminate this policy at any time by notifying us in writing. Coverage will end 60 days after written notice of such cancellation, termination or nonrenewal has been mailed, via certified mail, by us to the Insurance Department of Florids. We may cancel, terminate or not renew this policy by written notice, mailed via certified mail, to you and the Florida Department of Insurance at least 60 days prior to such cancellation, termination or nonrenewal.

(2) UNEARNED PREMIUM REFUND: The unearned premium refund shall be subject to the cancellation fee provisions of Section 634.414(3), Florida Statutes. The salesman or agent shall refund to the Contractual Liability Policy issuer, the unearned pro rata commission.

          THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

                         GENERAL CHANGE ENDORSEMENT

This endorsement changes the policy effective on the inception date of the policy unless another date is indicated below.

Endorsement effective:  1/1/93     Policy Number:  5CGL9416243-01
Named Insured:  WCPS of Florida, Inc.
Countersigned by:  Intercontinental Brokerage, Inc.

It is agreed that the policy is amended to expire 4/1/93


                    EXHIBIT 3(k)
Note:     THIS IS NOT A VALID INSURANCE POLICY UNLESS AND
UNTIL A DULY SIGNED, NUMBERED DECLARATIONS PAGE IS ATTACHED.

A.   INSURING AGREEMENT


Houston General Insurance Company (herein called the

"Company", "us" or "we") agrees to pay WCPS OF FLORIDA, INC.

(herein called "you") for all costs incurred in fulfilling

your obligations under each service agreement issued during

the Policy Term according to terms and conditions of such

Service Agreements.  In the event such costs are incurred by another party's performance of repair or replacement

services as a result of such obligations, payment may be

made directly to such other party on your behalf.



In the event you become bankrupt, impaired or insolvent (as

defined in Section 634.011, Florida Statutes), dissolved, or if you go out of business, or fail to pay documented claims

we will pay Losses and unearned premiums refunds, if any,

directly to the person making a claim under the Service

Agreement or canceling the Service Agreements.



This policy insures all Service Agreements issued by you

while this policy is in effect.

B.   Definitions

     (1)  Contractual Obligation means your obligation to

          properly repair or replace covered parts or to pay

          for the cost of property repair or replacement of

          covered parts.



     (2)  INSURED means the person or organization named in

          the Declaration, also referred to as "You".



     (3)  SERVICE AGREEMENT means either a motor vehicle

          service agreement, home warranty or service

          warranty (as defined in Chapter 634, Florida

          Statutes).



     (4)  SERVICE AGREEMENT HOLDER means the original

          purchaser of a Service Agreement or someone to

          whom the Service Agreement has been transferred

          under the terms of the Service Agreement.



     (5)  SERVICE AGREEMENT HOLDER CLAIM means a claim by a

          Service Agreement Holder or a claim on the behalf

          of a Service Agreement Holder which forms a

          Contractual Obligation.



     (6)  LOSS means expense actually incurred by you or on

          your behalf in the performance of a Contractual

          Obligation.



     (7)  REPAIR FACILITY means a person or organization

          authorized by you or on your behalf to perform

          service under a Service Agreement.



     (8)  INSURED CLAIM means your claim for benefits under

          this policy based on a Contractual Obligation.



     (9)  PREMIUM means the amount paid by the Service

          Agreement Holder.



C.   EXCLUSIONS



     The policy does not apply to:

     (1)  liability for any consequential damages, including

          but not limited to, punitive or extra-contractual

          damages, arising from your actions, or any Repair

          Facility under a Service Agreement;



     (2)  any and all obligations and liabilities arising

          out of your actions or anyone else's actions under

          a Service Agreement;



     (3)  any and all obligations and liabilities extending

          to anyone other than the Service Agreement Holder;



     (4)  any duty to defend you in any law suit or other

          judicial or administrative proceeding;



     (5)  labor performed by you or on your behalf arising

          out of work or any portion thereof, or out of

          material, parts or equipment, as a result of

          recall by the manufacturer.

D.   CONDITIONS

     (1)  SALE OF SERVICE AGREEMENT:  You must report the

          sale of a Service Agreement within 30 days of its

          issue date on the forms provided by us and send us

          or our authorized agent the proper premium.  All

          premiums will be computed in accordance with the

          rules, rates, rating plans, premiums and minimum

          premiums which apply to the insurance afforded by

          this policy.



     (2)  PREMIUMS:  The premium for each Service Agreement

          is shown in the rate schedule.  These rates shall

          remain in effect until we change them and until

          they have been approved by the Department of

          Insurance.  You will be given 45 days written

          notice prior to any change.



     (3)  NOTICE OF INSURED CLAIM:  You should provide us

          full details of a claim prior to starting any work

          specified with a Contractual Obligation in excess

          of $150.00 by the Service Agreement giving full

          details of the claim.



     (4)  PROOF OF LOSS:  Written proof of loss must be

          given within 30 days after a loss occurs, giving

          full details on the nature an extent of the loss.

          Proof of loss shall be given on forms furnished by

          us unless we fail to furnish such forms within 15

          days after we receive a notice of claim.



     (5)  INSPECTION AND AUDIT:  At any reasonable time, we

          have the right to inspect your premises, books and

          records as they pertain to coverage under this

          policy.  This right exists so long as Service

          Agreements are outstanding.  Neither the right to

          inspect or the conduct of an inspection will serve

          as a warranty that such property or operations are

          safe or health free or in compliance with any law.



     (6)  CHAPTER 634, FLORIDA STATUTES APPLICABILITY:  In

          the event you are no longer able to fulfill your

          obligations and we are acting in your stead, we

          shall be subject to the provisions of chapter 634,

          Florida Statutes.



     (7)  We shall assume full responsibility for the

          administration of claims in the event of your

          inability to do so.



E.   GENERAL PROVISIONS



     (1)  REPRESENTATIONS:  By accepting this policy, you

          agree that the statements in the Declarations are

          your representations and warranties and that this

          policy is issued based on those representations.

          Should you misrepresent these declarations, the

          company may cancel this contract in accordance

          with the Cancellation Endorsement.  Service

          Agreements issued during the term of this policy

          shall continue to be insured.  This policy is the

          entire contract between you and the company.



     (2)  SUBROGATION:  If any payment under this policy is

          made by us, we reserve all rights of recovery

          against any person or organization in connection

          with such claim.  You will execute and deliver all

          papers necessary to secure such rights.  You may

          do nothing to prejudice such rights.



     (3)  ASSIGNMENT:  Assignment of interest or liability

          under this policy shall not be binding on us

          unless the policy has been countersigned by our

          authorized agent and approved by the Department of

          Insurance of Florida.



     (4)  CHANGES IN THE POLICY:  No change in the policy

          will be effective until approved by our authorized

          representative and the Department of Insurance of

          Florida.  The approval must be noted on or

          attached to this policy.  No agent may change this

          policy or waive any of its provisions.



     (5)  RECOVERIES:  All amounts recovered by you for

          which you received benefits under this policy

          belong to us and shall be paid to us.



     (6)  RENEWAL:  This policy is issued as stated in the

          Declaration and is continuous until cancelled in

          accordance with Item (1) of the Service Warranty

          Endorsement.